Exhibit 3(a)
                                RESTATED CHARTER
                                       OF
                             PCA INTERNATIONAL, INC.

                  The undersigned corporation, pursuant to action by its shareholders, hereby executes the Restated Charter for the purpose of integrating into one document its original Articles of Incorporation and all Amendments thereto:
                  1.       The name of the corporation is PCA International,
Inc.
                  2.       The period of duration of the corporation is
perpetual.
                  3. The purposes for which the corporation is organized are: to engage for profit in the business of commercial and portrait photography including without limitation photography and finishing, amateur photofinising, school photography and promotional photography; to engage for profit in the business of printing, photography and all related operations in the field of graphic art; and to engage in any other lawful business for profit.
                  4.  The  total  authorized   capital  of  the  corporation  is
TWENTY-FOUR MILLION FIVE HUNDRED FIFTY-EIGHT THOUSAND THREE HUNDRED TWENTY AND NO/100 ($24,558,320.00) DOLLARS divided into twenty million (20,000,000) shares of common stock having a par value of Twenty ($.20) Cents per share, sixty-nine thousand seven hundred ninety (69,790) shares of preferred stock of a par value of Eight and No/100 ($8.00) Dollars per share, and two million (2,000,000) shares of preferred stock of a par value of Ten and No/100 ($10.00)
Dollars per share.
                  The description of the said stock and the designations, preferences and voting rights of the classes of such stock of the corporation and the restrictions and qualifications thereof are as follows:
                                       A.
                        Preferred Stock (par value $8.00)
                  (1)      Issue.  All or any part of the preferred stock may
be issued by the corporation from time to time, as may be
determined by the Board of Directors as provided by law.
                  (2) Dividends. Before any dividends on the common stock of the corporation shall be paid, or declared or set apart for payment, the holders of preferred stock shall be entitled to receive cumulative dividends, when and as declared by the Board of Directors, at the rate of 8% per share per annum, and no more, payable quarterly on the first day of each of the months of January, April, July and October of each year. Such dividends shall commence to accrue and be cumulative from and after the date upon which such shares are issued.
                  (3) Redemptions. The corporation may at any time, at the option of the Board of Directors, redeem the whole or any part of the preferred stock at the time outstanding, upon notice duly mailed as hereinafter provided, by paying or providing for the payment in cash of the redemption price for such shares plus an amount equal to dividends accrued and unpaid to the date of redemption; provided, however that any such redemption shall be approved by a majority of the disinterested directors. For purposes of the preceding sentence, disinterested directors are those directors who do not own, directly or indirectly, any interest in the preferred stock. The redemption price shall be Eight Dollars ($8.00) per share. Not less than thirty days previous notice of every such redemption of the preferred stock shall be mailed to the holders of record of the shares to be redeemed at their last known address as shown on the records of the corporation.
                  In case of the redemption of a part only of any shares of the preferred stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot or not pro rata or not by lot or in such other manner as the Board of Directors of the corporation from time to time may determine. The Board of Directors of the corporation shall have full power and authority to effect the redemption of, to prescribe the manner in which, and, subject to the provisions and limitations herein contained, the terms and conditions upon which such stock shall be redeemed from time to time.
                  If, after notice of redemption of any such preferred stock shall have been duly mailed as hereinabove provided or irrevocable authorization and direction for such mailing shall have been given to the bank or trust company hereinafter mentioned, and if on or before the redemption date designated in such notice the corporation shall deposit in trust with any bank or trust company named in such notice, to be applied to the redemption of the preferred stock so called for redemption, funds sufficient to redeem such stock upon the date specified in the notice of redemption, then from and after the time of such deposit all shares of such preferred stock for the redemption of which such deposit shall have been made shall, whether or not the certificates therefor have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except the right to receive the redemption price so deposited (without interest) which price shall include dividends accrued and unpaid to the date of such deposit. Any funds deposited and unclaimed at the end of five years from the date fixed for redemption shall be repaid to the corporation free of trust, and such holders of such preferred stock so called for redemption as shall not have received the redemption price prior to the expiration of such five years shall be deemed to be unsecured creditors of the corporation for the redemption price of their shares and shall look only to the corporation for payment thereof without interest. Shares redeemed pursuant to this paragraph of
Article 4 shall be retired and not reissued.
                  Whenever used herein with reference to the shares of the preferred stock the term "redemption price" shall mean the sum of the par value and all dividends accrued and unpaid thereon to the date of redemption; and the term "dividends accrued" shall mean an amount computed at the annual dividend rate from the date or dates
                                                         4
on which dividends on such shares, less the aggregate of the dividends theretofore or on such date paid thereon.
                  (4) Dividend Restrictions; Shareholders' Consent. So long as any preferred stock shall be outstanding the corporation shall not (a) pay or declare any dividend whatsoever, whether in cash, stock or otherwise, or make any distribution in respect of the common stock of the corporation, or purchase, redeem or otherwise acquire any common stock, or set any funds apart for such purposes, unless all dividends accrued and unpaid with respect to the preferred stock shall have been paid or funds for the payment thereof irrevocably set aside in trust; or (b) without the affirmative vote of the holders of at least a majority in interest of the preferred stock then outstanding, amend, alter, or repeal any of the provisions of the preferred stock so as to affect adversely the preferences, rights, or powers of preferred stock.
                  (5) Voting. At all times each holder of shares of the preferred stock of the corporation shall be entitled to one vote for each such share standing in the name of such holder on the books of the corporation.
                  (6) Conversion. Each share of preferred stock shall be convertible, at the option of the holder thereof, at any time after the last day of the sixtieth month next succeeding the date of issue of such share upon surrender to the corporation of the certificates for the shares to be converted, into fully paid and nonassessable common stock of the corporation, at the rate of one share for each share of preferred stock; provided that, in the case of the call for redemption of any shares of preferred stock, such right of conversion shall terminate as to the shares called for redemption at the close of business, on the date fixed for redemption. The conversion rate shall be subject to adjustment from time to time, so as to preserve to the holders of the preferred stock their conversion rights substantially without diminution, by taking into account any and all increases or decreases in the number of outstanding shares of common stock which may occur after the date of issue of any share of preferred stock resulting from a combination of stock, a stock split, stock dividend or any other issue of common stock without consideration. The corporation shall at all times reserve and keep available out of its authorized but unissued common stock the full number of shares of common stock deliverable upon the conversion of all preferred stock from time to time outstanding.
                  (7) Assets. In the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the corporation the holders of the preferred stock shall be entitled to receive Eight Dollars ($8.00) per share plus the amount of any accrued and unpaid dividends. In the event of either an involuntary or voluntary liquidation, dissolution or winding up of the affairs of the corporation, the amounts payable to the holders of the preferred stock under the foregoing provisions shall be paid in full before any payment or any distribution of assets whatsoever is made to or set aside for the holders of common stock of the corporation.

                  (8) Preemptive Right. No holder of shares of preferred stock, as such, shall have any preemptive right to subscribe for shares, obligations, warrants, or other securities of the corporation of any class, whether now or hereafter authorized.
                                       B.
                       Preferred Stock (par value $10.00)
                  (1) Issuance in Series. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more series of preferred stock, with such distinctive serial designations as shall be stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of such stock. In the resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix:
                  (a) The annual dividend rate for such series, the dividend payment date and the date from which dividends shall be cumulative on all shares of such series issued prior to the record date for the first dividend;
                  (b)      The redemption price or prices for such series;
                  (c) (1) the obligation, if any, of the corporation to purchase and retire or redeem shares of such series from a sinking fund; (2) the provisions of such sinking fund; and (3) the redemption price or prices for shares of such series redeemed pursuant to sinking fund provisions, if shares so redeemed are to be redeemable at a price or prices other than the redemption price or prices for shares not so redeemed;

                  (d) The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the corporation and the terms and conditions of such conversions;
                  (e) The rights and preferences of such series with respect to the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;
                  (f)      The voting rights, if any, of such series;
                  (g) The maximum number of shares of such series issuable; and
                  (h) Any other preferences, limitations and relative rights which are not inconsistent with this Article IV.
                  In fixing the relative rights and preferences of each series of preferred stock, the Board of Directors shall insure that all shares of this class will be identical except as to the following relative rights and preferences, as to which there may be variations between different series within this class:
                  1.       The rate of dividend.
                  2. The price at and the terms and conditions on which shares may be redeemed.
                  3. The amount payable upon shares in the event of involuntary or voluntary liquidation.
                  4. Sinking fund provisions for the redemption or purchase of shares.
                  5. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

                  (2) Preemptive Rights. No holder of shares of preferred stock as such shall have any preemptive rights to subscribe to shares, obligations, warrants, or other securities of the corporation of any class, whether now or hereafter authorized.
                  (3) Statement of Classification of Shares. If and whenever, from time to time, the Board of Directors shall determine to issue cumulative preferred stock of any series not then established, it shall, prior to the issue of any shares of such new series, cause provisions respecting such series to be set out in a Statement of Classification of Shares filed with the Secretary of State of the State of North Carolina. The Board of Directors, in any such Statement of Classification of Shares, may reclassify any of the authorized but unissued shares of any particular series as shares, or additional shares, of any other series or, unless otherwise provided in the Statement of Classification of Shares establishing any particular series, increase the maximum number of shares theretofore established for the particular series to any greater number than authorized by the Statement of Classification of Shares for that particular series.
                  (4) Shareholders' Consent. So long as any preferred stock shall be outstanding, the corporation shall not (a) pay or declare any dividend whatsoever, whether in cash, stock or otherwise, or make any distribution in respect of the common stock of the corporation, or purchase, redeem or otherwise acquire any common stock, or set any funds apart for such purposes, unless all dividends accrued and unpaid with respect to the preferred stock shall have been paid or funds for the payment thereof irrevocably set aside in trust; or (b) without the affirmative vote of the holders of at least a majority in interest of the preferred stock then outstanding, amend, alter, or repeal any of the provisions of the preferred stock so as to affect adversely the preferences, rights, or powers of the preferred stock.
                  (5) So long as any part of the preferred stock, par value $8.00, described in Article IV A hereinabove, is outstanding, such stock shall be superior to, and have priority over the preferred stock, par value $10.00, with respect to relative rights, preferences and privileges.
                                       C.
                                  Common Stock
                  (1) Voting. At all times each holder of shares of common stock of the corporation shall be entitled to one vote for each such share standing in the name of such holder on the books of the corporation.
                  (2) Dividends and Assets. In the matter of dividends and assets, the rights of the common stock shall be junior to the rights of the classes of preferred stock as hereinabove provided.
                  (3) General Rights. In addition to the foregoing rights regarding voting and dividends and assets the holders of the common stock of the corporation shall have all rights and privileges of the shareholders of the corporation except such rights, preferences and privileges as are expressly granted to the holders of the preferred stock of the corporation in accordance with the foregoing provisions and such rights as are accorded to the holders of the preferred stock by law which cannot by the terms hereof be waived.
                  (4) Preemptive Rights. No holder of shares of common stock as such shall have any preemptive rights to subscribe to shares, obligations, warrants or other securities of the corporation of any class, whether now or hereafter authorized.
                  5. The stated capital of the corporation is SEVEN HUNDRED EIGHTEEN THOUSAND THREE HUNDRED FORTY AND 20/100 ($718,340.20) DOLLARS.
                  6. The address of the registered agent of the corporation in the State of North Carolina is 111 Corcoran Street, Durham, Durham County, North Carolina, 27702; and the name of the registered agent of the corporation at such address is C T Corporation."
                  7. This Restated Charter was adopted by the shareholders of the corporation on the 22nd day of June, 1976, in the manner prescribed by law for adopting a charter amendment; and it supersedes the original Articles of Incorporation and all Amendments thereto.
                  8. The number of shares of the corporation outstanding at the time of such adoption was 865,327 ; and the number of shares entitled to vote thereon was 865,327 .
                  9. The number of shares voted for such statement was 856,908 ; and the number of shares voted against such statement was -0- .

                  10. Such adoption does not give rise to dissenter's rights for the reason that the only effect of this Restated Charter is to set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended.
                  IN TESTIMONY WHEREOF, this Restatement has been executed by the President and Secretary of the corporation this 23rd day of June, 1976.

                                            PCA INTERNATIONAL, INC.



                                            By:      s/Stuart C. Davis
                                                     President


ATTEST:



s/Clinton L. Byrnes
Secretary

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

                  STUART C. DAVIS and CLINTON L. BYRNES, being first duly sworn, depose and say that they signed the foregoing Restated Charter as President and Secretary, respectively, of the corporation; that the statements contained therein are true, and that they are authorized so to sign.


                                            s/Stuart C. Davis
                                            Stuart C. Davis



                                            s/Clinton L. Byrnes
                                            Clinton L. Byrnes


                  SWORN TO AND  SUBSCRIBED  BEFORE  ME,  this  23rd day of June,
1976.


                                                     s/Helen F. Mullis
                                                     Notary Public

My commission expires:


My Commission Expires June 25, 1980

                              ARTICLES OF AMENDMENT
                           TO THE RESTATED CHARTER OF
                             PCA INTERNATIONAL, INC.

                  The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its restated charter:
                  1. The name of the corporation is: PCA INTERNATIONAL, INC.
                  2. The following amendment to the charter of the corporation was adopted by its shareholders on the sixth day of December, 1982, in the manner prescribed by law:

                  RESOLVED, that Article 4(D) shall be added to the Restated Charter of the corporation and shall hereafter read as follows:
                                       D.
                               VOTING REQUIREMENTS
                            IN CERTAIN CIRCUMSTANCES

                                    (1) The  affirmative  vote of not less  than
                           85% of the outstanding shares of the corporation then entitled to vote shall be required, except as expressly provided in paragraph (2) of this Article 4(D), in order for any of the following actions or transactions to be effected by the corporation, or approved by the corporation as a stockholder of any subsidiary of the corporation, if, as of the record date for the determination of the stockholders to vote thereon or consent thereto, any Prior Holder (as hereinafter defined) owns or controls, directly or indirectly, 20% or more of the outstanding shares of the corporation entitled to vote:

                                            (a)   any merger or consolidation of
                                    the corporation or any of its
                                    subsidiaries with or into such Prior

                                    Holder or any of its affiliates,
                                    subsidiaries or associates, or any merger or consolidation of the corporation with or into any subsidiary of the corporation;

                                            (b)     any sale, lease, exchange or
                                    other disposition of all or substantially all of the assets of the corporation or any of its subsidiaries to or with such Prior Holder or any of its affiliates, subsidiaries or associates;

                                            (c) any  issuance or delivery of any
                                    voting  securities of the corporation or any
                                    of its  subsidiaries to such Prior Holder or
                                    any  of  its  affiliates,   subsidiaries  or
                                    associates  in  exchange  for  cash,   other
                                    assets  or  securities,   or  a  combination
                                    thereof; or

                                            (d)      any dissolution of the
                                  corporation.

                                    (2) The vote of  stockholders  specified  in
                           paragraph (1) of this Article 4(D) shall not apply to any action or transaction described in such paragraph, if

                                            (a) the  Board of  Directors  of the
                                    corporation  shall have  approved the action
                                    or  transaction  before  direct or  indirect
                                    ownership  or  control of 20% or more of the
                                    outstanding   shares   of   stock   of   the
                                    corporation entitled to vote is acquired by the Prior Holder; or

                                            (b) the cash,  or fair market  value
                                    of other consideration, to be received by the common stockholders in any such action or transaction described in paragraph (1) of this Article 4(D) shall

                                                     (i)   bear   the   same  or
                                            greater  percentage  relationship to
                                            the    market     price    of    the
                                            corporation's      common      stock
                                            immediately     prior     to     the
                                            announcement  of any such  action or
                                            transaction as the highest price per
                                            share      (including      brokerage
                                            commissions     and/or    soliciting
                                            dealers' fees and transfer taxes)
                                            which the Prior  Holder has paid for
                                            any   of   the    shares    of   the
                                            corporation's  common stock  already
                                            owned  by it  bears  to  the  market
                                            price  of the  common  stock  of the
                                            corporation   immediately  preceding
                                            the  initial   acquisition   of  the
                                            corporation's  common  stock  by the
                                            Prior Holder; and

                                                     (ii) be not  less  than the
                                            highest per share  price  (including
                                            brokerage     commissions     and/or
                                            soliciting    dealers'    fees   and
                                            transfer  taxes)  paid by such other
                                            entity  in  acquiring   any  of  its
                                            holdings of the corporation's common
                                            stock; and

                                                     (iii) be not less  than the
                                            earnings  per share of common  stock
                                            for the four full consecutive fiscal
                                            quarters,  or the last  fiscal  year
                                            reported,   whichever   is   higher,
                                            immediately   preceding  the  record
                                            date  for  solicitation  of votes on
                                            such    action    or    transaction,
                                            multiplied   by  the   then   price/
                                            earnings  multiple  (if  any) of the
                                            Prior Holder as customarily computed
                                            and   reported   in  the   financial
                                            community.

                                    (3)     For the purpose of this Article 4(D)
                           and for guidance to the Board of Directors for purposes of paragraph (4) hereof,

                                            (a)    "Prior Holder" shall mean any
                                    corporation, person or entity other than PCA International, Inc. or any of its subsidiaries;

                                            (b) A Prior  Holder  shall be deemed
                                    to own or control, directly or indirectly, any outstanding shares of common stock of the corporation which it, or any of its affiliates, subsidiaries or associates, own or have the right to acquire pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise;

                                            (c) "outstanding  shares entitled to
                                    vote" and "voting securities" shall mean such shares as are entitled to vote on a proposed plan of merger or consolidation, considered as one class; and

                                            (d)  "Affiliate,"  "subsidiary"  and
                                    "associate" shall have the same meanings as set forth in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on the date of the adoption of this Article.

                                    (4)   The   Board   of   Directors   of  the
                           corporation shall have the power and duty to determine for the purposes of this Article 4(D), on the basis of the information known to the Board of Directors, who shall constitute a Prior Holder, whether any Prior Holder owns or controls, directly or indirectly, 20% or more of the outstanding shares of the corporation entitled to vote, and what entities are subsidiaries, affiliates or associates of the Prior Holder. Any such determination by the Board shall be conclusive and binding for all purposes.


                  3. The number of shares of the corporation outstanding was 3,523,586; and the number of shares entitled to vote thereon was 3,523,586.
                  4. The number of shares voted for such amendment was 1,905,980; and the number of shares voted against such amendment was 545,774.
                  5. The amendment herein effected does not give rise to dissenter's rights under N.C.G.S. ss. 55-101(b) as it does not affect any of the rights described in said section of an existing class of shareholders.

                  IN WITNESS WHEREOF, these Articles are signed by the President and Secretary of the corporation this 6th day of December, 1982.

                                            PCA INTERNATIONAL, INC.



                                            By:      s/William B. Mewborne, Jr.
                                                     President



                                            By:      s/A. Allen Henderson
                                                     Secretary

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG
         I, Elsie Millwood, a Notary Public, hereby certify that on this 6th day of December, 1982, personally appeared before me William B. Mewborne, Jr. and A. Allen Henderson, each of whom being by me first sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.


                                                     s/Elsie Millwood
                                                       Notary Public


My Commission Expires:

May 15, 1985

                      ARTICLES OF AMENDMENT TO THE RESTATED
                                   CHARTER OF
                             PCA INTERNATIONAL, INC.



         The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its Restated Charter:

         1.       The name of the corporation is PCA International, Inc.

         2. The following amendment to the Restated Charter of the corporation was adopted by its shareholders on the 22nd day of May, 1990, in the manner prescribed by law:

                  RESOLVED, that the Restated Charter of the corporation be amended by deleting Article 4(D) thereof.

         3. The number of shares of the corporation outstanding at the time of such adoption was 7,620,828; and the number of shares entitled to vote thereon was 7,620,828. There were no shares entitled to vote as a class inasmuch as there is one class of common stock outstanding.

         4. The designation and number of outstanding shares entitled to vote on such amendment were as follows:

                           Class               Number of Shares
                           Common                  7,620,828
         5. The number of shares voted for such amendment was 6,543,744; and the number of shares voted against such amendment was 9,012.

         6. The amendment herein effected will not change the stated capital of the corporation.

         7. The amendment herein effected does not give rise to dissenter's rights under N.C.G.S. ss. 55-101(b) as it does not effect any of the rights described in said section of an existing class of shareholders.

         IN WITNESS WHEREOF, these Articles of Amendment are signed by the President and Secretary of the corporation this 23rd day of May, 1990.

                                         PCA International, Inc.



                                         BY:  s/John Grosso
                                                John Grosso, President


Attest:


By:  s/Robert J. Consoli
     Robert J. Consoli, Secretary


[CORPORATE SEAL]




STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG



         I, Joanna S. Cochran, a Notary Public, hereby certify that on this 23rd day of May, 1990, personally appeared before me John Grosso and Robert J. Consoli, each of whom being by me first sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.




                                                     s/Joanna S. Cochran
                                                     Notary Public


My commission expires:

3-5-95


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                      ARTICLES OF AMENDMENT TO THE RESTATED
                                   CHARTER OF
                             PCA INTERNATIONAL, INC.


         The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Restated Charter:
         1.       The name of the corporation is PCA International, Inc.
         2. The following amendment to the restated charter of the corporation was adopted by its shareholders on the 24th day of May, 1995, in the manner prescribed by law:
         The corporation's restated charter shall be amended by adding Article 11, which shall provide:
                  11. No person who is serving or who has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the Corporation, (ii) any transaction from which the director derived an improper personal benefit, (iii) acts or omissions occurring prior to the effective date of this article or (iv) acts or omissions with respect to which the North Carolina Business Corporation Act does not permit the limitation of liability. As used herein, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer,


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         employee,  independent  contractor,   attorney  or  consultant  of  the
         Corporation. No amendment or repeal of this article, nor the adoption of any provision to these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal or adoption.

         This the 1st day of June, 1995.


                                                PCA INTERNATIONAL, INC.


                                                By:  s/John Grosso
                                                         John Grosso
                                                         President


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